    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST [__], 2001
                                                        REGISTRATION NO. 333-[_]
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------
                           CEYONIQ AKTIENGESELLSCHAFT
              (FORMERLY, CE COMPUTER EQUIPMENT AKTIENGESELLSCHAFT)
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              --------------------

        FEDERAL REPUBLIC OF GERMANY               INAPPLICABLE
      (STATE OR OTHER JURISDICTION OF           (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)         IDENTIFICATION NUMBER)


                                WINTERSTRASSE 49
                            33649 BIELEFELD, GERMANY

             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (POSTAL CODE)

                              --------------------
                           CEYONIQ AKTIENGESELLSCHAFT
                       EMPLOYEE PARTICIPATION PROGRAM 2001
                            (FULL TITLE OF THE PLAN)

                              --------------------

                                 JULIA A. BOWEN
                                  CEYONIQ, INC.
                            13900 LINCOLN PARK DRIVE
                             HERNDON, VIRGINIA 20171
                                 (703) 478-2260

            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
              INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:

            Dr. Babette Sievers                   Marc R. Paul
            General Counsel                       Baker & McKenzie
            CEYONIQ Aktiengesellschaft            815 Connecticut Avenue, NW
            Winterstrasse 49                      Washington, D.C. 20006
            33649 Bielefeld                       (202) 452-7034
            Germany
            (49) 521-9318-1040

                                                   CALCULATION OF REGISTRATION FEE
============================================================================================================================
                                                AMOUNT              PROPOSED             PROPOSED            AMOUNT OF
        TITLE OF EACH CLASS OF                  TO BE           MAXIMUM OFFERING     MAXIMUM AGGREGATE      REGISTRATION
      SECURITIES TO BE REGISTERED           REGISTERED (1)       PRICE PER SHARE      OFFERING PRICE          FEE (3)
                                                                     (2) (3)              (2) (3)
----------------------------------------------------------------------------------------------------------------------------
CONVERTIBLE DEBENTURES                         450,000               $0.09194             $41,373              $10.34
----------------------------------------------------------------------------------------------------------------------------
ORDINARY SHARES, WITHOUT PAR VALUE (4)         450,000               $3.86148          $1,737,666             $434.42
============================================================================================================================

(1) The securities to be registered hereunder consist of 0.10 Euro nominal value convertible debentures (the "Convertible Debentures") and ordinary shares without par value (the "Ordinary Shares") of CEYONIQ Aktiengesellschaft (the "Registrant") issued pursuant to the CEYONIQ Aktiengesellschaft Employee Participation Program 2001 (the "Plan"). Such indeterminable number of additional Ordinary Shares as may be issuable pursuant to the operation of the recapitalization and other adjustment and anti-dilution provisions of the Plan are also registered under this registration statement pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act").
(2) The price is estimated in accordance with Rule 457(h)(1) and Rule 457(i) under the Securities Act, solely for the purpose of calculating the registration fee.
(3) The amount of the registration fee with respect to the Convertible Debentures was calculated based on the conversion of Euro to Dollars using the noon buying rate in New York City for cable transfers in Euro as issued by the Federal Reserve on its website (www.federalreserve.gov), which was
     0.9194 Euro per United States Dollar on August 22, 2001. Based on that conversion rate and pursuant to Section 6(b)(4)(A) and Section 6(b)(5) of the Securities Act, the proposed maximum offering price per Convertible Debenture (Euro 0.10) was converted into 0.09194 United States Dollars, the aggregate offering price (Euro 45,000) was converted into 41,373 United States Dollars and the registration fee with respect to the Convertible Debentures was calculated to be 10.34 United States Dollars. The proposed maximum offering price per Ordinary Share was calculated by taking the average of the high and low prices for the Ordinary Shares quoted on Neuer Markt segment of the Frankfurt Stock Exchange on August 21, 2001, by applying the conversion rate set forth in the prior sentence and converting that price into 3.86148 United States Dollars. Pursuant to Rule 457(i) under the Securities Act, the proposed registration fee with respect to the Ordinary Shares was calculated to be 434.42 United States Dollars.
(4) American Depositary Shares, each representing one share of the Registrant's Ordinary Shares without par value (the "Ordinary Shares"), issuable upon deposit of the Ordinary Shares, have been registered on a separate registration statement on Form F-6, filed November 21, 2000 (Registration No. 333-12892) and are currently traded on the NASDAQ National Market System under the ticker symbol "CCEQ."

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1. PLAN INFORMATION.*/

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*/

--------------------------------------------------------------------------------

*/ Pursuant to Rule 428(b)(1) under the Securities Act, documents containing the information specified in Part I of Form S-8 will be sent or given to each person who participates in the Plan. Such documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II hereof, taken together, constitute the Section 10(a) prospectus.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant's Registration Statement on Form F-4 (No. 333-12894) filed by the Registrant with the Securities and Exchange Commission (the "Commission") on November 22, 2000, including the prospectus and the description of Ordinary Shares contained therein, is incorporated herein by reference to the extent not superseded by reports or other information subsequently filed by the Registrant with the Commission.

The Registrant's Annual Report on Form 20-F filed by the Registrant with the Commission on July 13, 2001 is incorporated herein by reference to the extent not superseded by reports or other information subsequently filed by the Registrant with the Commission.

In addition, all of the Registrant's reports filed with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, since the date of this registration statement, prior to the filing of a post-effective amendment which indicates all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES

CONVERTIBLE DEBENTURES

The Convertible Debentures are to be issued pursuant and subject to the terms of the Plan, and related ancillary agreements. Copies of the Plan are filed as an exhibit to this registration statement together with an English language translation of the Plan. The following summary of certain provisions of the Plan does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Plan, including the definitions therein of certain terms. In the event of any inconsistency or ambiguity between the German language Plan and the English language translation filed as an exhibit to this registration statement, the terms and conditions of the German language Plan govern and control.

Under the Plan, the Registrant is authorized to issue in one or more issuances, until June 6, 2006, 3,928,572 unsecured Convertible Debentures of the Registrant having a term of up to five years and an aggregate face value not in excess of 392,857.2 Euros or 361,192.9 United States Dollars based on the conversion of Euro to Dollars using the noon buying rate in New York City for cable transfers in Euro as issued by the Federal Reserve on its website (www.federalreserve.gov), which was 0.9194 Euro per United States Dollar on August 22, 2001. The Registrant is authorized to issue the Convertible Debentures to the Registrant's employees and employees of the Registrant's affiliates. Pursuant to this registration statement, the Registrant is registering four hundred fifty thousand (450,000) Convertible Debentures. As of August 22, 2001, the offering price for a Convertible Debenture is 0.10 Euros or $0.09194 based on the conversion rate set forth above. The Board of Directors of the Registrant (the "Board") may change the offering price of the Convertible Debentures from time to time in its discretion. As of August 22, 2001 there are one million one hundred twenty-eight thousand three hundred eighty-eight (1,128,388) Convertible Debentures outstanding.

Each Convertible Debenture will have a nominal value equal to its purchase price, earn interest at five percent (5%) per annum payable in accordance with the terms of the Plan and the agreements ancillary to the Plan and may, subject to the Plan requirements with respect to conversion, be converted into one Ordinary Share. Holders of Convertible Debentures are not entitled to periodic payments of interest. The Convertible Debentures require the Registrant to pay accrued interest in cash only upon the earlier to occur of the conversion of a Convertible Debenture into an Ordinary Share or the expiration of the term of a Convertible Debenture. The Registrant cannot default on a Convertible Debenture prior to the conclusion of its five-year term other than if the Registrant fails to honor the conversion privilege or fails to pay accrued interest upon conversion. The Convertible Debentures are not certificated, and are represented by a loan agreement between the Registrant and the holder of the Convertible Debenture. There will be no trustee for the Convertible Debentures.

The Registrant may issue Convertible Debentures only during the ten (10) bank working days (the "Issuance Period") immediately following the second bank working day after the annual shareholders' meeting, the press conference regarding the Registrant's annual financial statements and the publication of the Registrant's quarterly reports for the first, second and third quarters of its fiscal year. For purposes of the Plan, a bank working day means each day on which the Frankfurt Stock Exchange is open for trading and the banks in the city of Frankfurt/ Main are open for normal business.

The Convertible Debentures, and the rights associated with each Convertible Debenture, are not assignable or transferable, nor can they be sold or pledged. The Convertible Debentures are not subordinated to any other security of the Registrant. There are no assets that secure the obligations of the Registrant set forth in the Convertible Debentures. Neither German law nor the Registrant's articles of association restrict or limit the ability of a foreign owner or non-resident from holding a Convertible Debenture. There are no German laws, decrees or regulations prohibiting the remittance of interest to non-resident holders of Convertible Debentures. Neither the Plan nor the Convertible Debentures restrict the Registrant from issuing other securities (whether debt or equity securities), incurring additional indebtedness (whether secured or unsecured), paying dividends on other securities or maintaining any certain asset to debt ratio or financial reserve.

The holder of a Convertible Debenture authorizes the Registrant to withhold all applicable taxes from any amount owed to the holder, whether such amount is payable as wages, salary, converted securities or otherwise.

Under current United States federal income tax law, (i) a holder will not realize taxable income upon the acquisition of Convertible Debentures; (ii) the difference between (x) the sum of the acquisition price paid for the Convertible Debentures and the conversion price and (y) the fair market value of the Ordinary Shares on the date of conversion, is taxable as ordinary income to the holder at the time of conversion and is allowable to the holder's employer as an income tax deduction; (iii) the ordinary income to the holder will be treated as compensation to the holder which is subject to income tax withholding by the holder's employer; (iv) the holder will take a basis in the Ordinary Shares equal to the sum of the acquisition price paid for the Convertible Debentures, the conversion price and the amount taxed to him or her as compensation income; and (v) any gain or loss on a subsequent sale of the Ordinary Shares, which will equal the difference between the sales proceeds and the holder's basis in the Ordinary Shares, will be capital gain or loss at the time of sale. If the holder holds the Ordinary Shares for more than one year, after conversion such gain or loss will be treated as a long-term capital gain or loss, with any such long-term capital gain taxed, under current law, at a maximum rate of 20%.

Each Convertible Debenture has associated with it a conversion privilege that entitles the holder of the Convertible Debenture to convert it into one fully paid Ordinary Share. A Convertible Debenture holder must notify the Registrant of the exercise of this conversion right in accordance with the terms of the Plan and the ancillary agreements to the Plan and must pay to the Registrant the conversion price in cash. The cash payment that a Convertible Debenture holder must pay to acquire Ordinary Shares equals the conversion price less 0.10 Euro or $0.09194 based on the conversion rate set forth above. The conversion price for Convertible Debentures is determined from time to time by the Board, except for Board members who participate in the Plan, in which case the Supervisory Board of Directors of the Registrant (the "Supervisory Board") determines the conversion price from time to time. A holder may elect to convert Convertible Debentures into Ordinary Shares only during the ten (10) bank working days (the "Conversion Period") immediately following the second bank working day after the annual shareholders' meeting, the press conference regarding the Registrant's annual financial statements and the publication of the Registrant's quarterly reports for the first, second and third quarters of its fiscal year.

The conversion price for a Convertible Debenture, as determined from time to time by the Board or the Supervisory Board as the case may be, must be equal to or greater than the higher of (i) the arithmetical mean of the weighted closing price of an Ordinary Share in the XETRA closing auction as set by the Frankfurt Stock Exchange on the five most recent trading days prior to the issuance of the Convertible Debenture or (ii) the standard quotation for an Ordinary Share on the Frankfurt Stock Exchange on the date the Registrant issues the Convertible Debenture.

To calculate the weighted closing price of an Ordinary Share on the Frankfurt Stock Exchange, the first step is, for each of the five trading days taken into account, to multiply the number of Ordinary Shares traded at the closing price by the respective day's closing price. The sum of the resulting product for each of the five days is divided by the total number of shares traded at the respective closing prices for the five trading days taken into account, and the resulting quotient is the weighted closing price. The standard quotation, or "Einheitskurs," is a stock price determined once each trading day, typically near the middle of the trading session, by the "Kursmakler," an official Frankfurt Stock Exchange broker. The standard quotation was created to promote efficient trading of low-volume securities on the Frankfurt Stock Exchange. The Kursmakler pools all buy and sell orders received for designated low-volume securities (although in limited circumstances, the Kursmakler determines a standard quotation for other securities as well) prior to such mid-day time, and calculates the standard quotation according to rules that promote trading the highest volume of such securities possible. The standard quotation for the Ordinary Shares for each day is currently published in the Official Paper of the Frankfurt Stock Exchange for Quotations (Amtliches Kursblatt der Frankfurter Wertpapierborse).

The conversion price and the number of Ordinary Shares into which a Convertible Debenture may be converted are subject to adjustment in the event of an Ordinary Share stock split, reverse stock split or certain other reorganizations or recapitalizations of the Registrant.

A holder of a Convertible Debenture may not convert the Convertible Debenture into an Ordinary Share unless the holder has satisfied the applicable vesting requirements. With respect to any block of Convertible Debentures issued, the holder of such Convertible Debentures may not exercise its conversion rights with respect to any portion of that block of Convertible Debentures until two
(2) years have passed from the date of issuance of the Convertible Debentures. Thereafter, the holder may convert, during a Conversion Period, up to fifty (50%) of its block of Convertible Debentures in one or more transactions. After twenty-five months, the holder may convert, during a Conversion Period, an additional one twenty-fourth (1/24) of the remaining Convertible Debentures in its block in each of the subsequent twenty-four months. After four (4) years have elapsed from the date of issuance, the holder may convert any remaining Convertible Debentures in its block until the Convertible Debentures mature at the expiration of their five year term. If a holder of Convertible Debentures has not converted them into Ordinary

Shares prior to the expiration of their five year term, the conversion privilege expires and the Registrant shall then redeem the outstanding Convertible Debentures at the issue price plus any accrued interest as of the maturity date.

A holder of a Convertible Debenture does not enjoy any right or privilege of being a shareholder of the Company before the conversion of a Convertible Debenture into an Ordinary Share is effective.

In addition, a holder may convert Convertible Debentures only if the holder is employed by or provides an eligible service to the Registrant or any of its affiliates. After a holder no longer has such a relationship, the holder may only convert that portion of Convertible Debentures which the holder was entitled to convert on the date the relationship terminated and may exercise the conversion right only during the Conversion Period immediately following the separation, except in the case of a holder's death, retirement or long-term disability, in which case the holder's representative may exercise the conversion right within any of the next four (4) immediately succeeding Conversion Periods. After the expiration of the Conversion Period immediately following separation, in the case of a holder who no longer provides an eligible service to the Registrant or any of it affiliates, or after the expiration of the fourth successive Conversion Period after the holder's death, retirement or long-term disability, if applicable, the holder's conversion right lapses. In the event of a change of control of the Registrant, as more fully described in the Plan: (i) a holder whose relationship is severed without material cause or who terminates such relationship for sound cause within one (1) year immediately following the change of control may exercise all of its Convertible Debentures pursuant to the requirements of the Plan; and (ii) the Registrant may redeem all or any part of the outstanding Convertible Debentures as of the time the change in control is effective, in which event the Registrant will pay the holder of a Convertible Debenture, no later than five (5) bank working days after the effective time of the change in control, the difference between the standard quotation for an Ordinary Share on the date that the change of control became effective and the conversion price plus accrued interest. In the event that the Registrant participates in a transaction to be characterized as a pooling of interests for financial accounting purposes and the Registrant's independent auditor believes that the existence of the Plan or holders of Convertible Debentures would cause the proposed transaction to fail to qualify for pooling of interests treatment, the Registrant may redeem the Convertible Debentures in the manner described in the immediately preceding sentence.

In the event of an amalgamation, or other economically comparable transaction including, without limitation, a sale of the essential assets of the Registrant, the Registrant has the right to redeem all outstanding Convertible Debentures. To redeem the Convertible Debentures in such an event, the Registrant will pay each holder with respect to each Convertible Debenture owned by the holder the amount the Registrant's shareholders received on a per-share basis as a result of the transaction less the conversion price for the Convertible Debentures.

The conversion of Convertible Debentures into Ordinary Shares is not effective until the Ordinary Shares have been issued and delivered in compliance with all applicable laws including without limitation rules of any security exchange upon which the Ordinary Shares or any security representing the Ordinary Shares are traded. The Registrant may delay the issuance and delivery of Ordinary Shares issuable upon conversion of Convertible Debentures until the Registrant has complied with all applicable laws, including, without limitation, rules of any security exchange upon which the Ordinary Shares or any security representing Ordinary Shares are traded. The Registrant may delay the issuance and delivery of Ordinary Shares issuable upon conversion of a holder's Convertible Debentures until the Registrant and the holder have complied with the terms and conditions of the Plan, the ancillary agreements to the Plan and applicable laws. The Registrant must notify the holder of Convertible Debentures of any such decision. After receipt of that notice and prior to the Registrant declaring the conversion effective, the holder of Convertible Debentures may revoke, in writing, the holder's exercise of conversion rights and the Registrant must reimburse the holder for any payment of the conversion price the holder may have tendered to the Registrant.

Ordinary Shares into which Convertible Debentures may be converted may, in addition, be exchanged into the Registrant's American Depositary Shares in accordance with the terms and conditions of the Registrant's American Depositary Receipt Program and the terms and conditions of the Registrant's agreement with the Depositary, the Bank of New York. The Registrant's registration statement on Form F-6 filed November 21, 2000 (Registration No. 333-12892) describes the nature of the Registrant's American Depositary Receipts and the terms, conditions and costs associated with the Registrant's American Depository Receipts program.

The Board may change or amend certain terms and conditions of the Plan from time to time, if such changes or amendments are within the scope of the terms and conditions authorized by the Registrant's shareholders. Any change or modification of the terms and conditions of the Plan not within the scope of the terms and conditions previously authorized by the Registrant's shareholders requires the approval of the Registrant's shareholders. Modifications of the terms of any issued and outstanding Convertible Debenture requires the written consent of the holder.

ORDINARY SHARES

Please refer to the description of the Ordinary Shares set forth in the prospectus contained in the Registrant's Registration Statement on Form F-4 (No. 333-12894) filed by the Registrant with the Commission on November 22, 2000.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Neither the Articles of Association of the Registrant nor German law provides for the indemnification of controlling persons, directors or officers of the Registrant. The Registrant maintains liability insurance for members of its Board and Supervisory Board, including insurance against liabilities under the Securities Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

See Index to Exhibits.

ITEM 9. UNDERTAKINGS

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bielefeld, Germany, on August 22, 2001.


                              CEYONIQ AKTIENGESELLSCHAFT
                              (Registrant)


                               By:   /s/ HANS-JURGEN BRINTRUP
                                   ---------------------------------------------
                                   Name: Hans-Jurgen Brintrup
                                   Title:  Principal Financial Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Babette Sievers his true and lawful attorney-in-fact and agent, with full power of substitution or resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to execute any and all instruments for him and in his name in the capacities indicated below, which said attorney-in-fact and agent may deem necessary or advisable to enable the Registrant to comply with the Act, and any rules, regulations, and requirements of the Commission in connection with the Registrant's registration statement on Form S-8 regarding the Plan, including specifically, but without limitation, power and authority to sign for him, in his name in the capacities indicated below, such registration statement on Form S-8 and any and all amendments thereto including post-effective amendments and supplements to such registration statement, and to file the same with exhibits thereto and other documents in connection therewith, with the Commission, and to perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person; and we do each hereby ratify and confirm all that the said attorney-in-fact and agent shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Act, this registration statement has been signed by the following persons in the capacities and on the dates below indicated.


                 SIGNATURE                                    TITLE                                DATE
                 ---------                                    -----                                ----
/s/ HANS-JURGEN BRINTRUP                        Member of the Board of Management,           August 22, 2001
--------------------------------                       Marketing and Sales
Hans-Jurgen Brintrup


/s/ THOMAS WENZKE                               Member of the Board of Management            August 22, 2001
--------------------------------                Principal Financial Director and
Thomas Wenzke                                     Principal Accounting Officer


/s/ MILAN STAHL                                 Member of the Board of Management            August 22, 2001
--------------------------------                Principal Investor Relations and
Milan Stahl                                      Mergers and Acquisition Officer


/s/ GERHARD BURHIG-NEG                          Member of the Board of Management            August 22, 2001
--------------------------------                Principal Human Resources Officer
Gerhard Burhig-Neg


                                      II-7


/s/ UWE SWIENTEK                                         Chairman of the                     August 22, 2001
--------------------------------                        Supervisory Board
Dr. Uwe Swientek


/s/ PETER KUPSCH                                       Vice Chairman of the                  August 22, 2001
--------------------------------                        Supervisory Board
Dr. Peter Kupsch


/s/ JURGEN WITT
--------------------------------                Member of the Supervisory Board              August 22, 2001
Prof. Jurgen Witt


 /s/ JULIA BOWEN                                 Authorized representative in the            August 22, 2001
--------------------------------                     United States of America
Julia A. Bowen


By: /s/ BABETTE SIEVERS                                                                      August 22, 2001
  -------------------------------------
   Babette Sievers, Attorney-in-fact

                                  EXHIBIT INDEX

        EXHIBIT           NAME                                                                    SEQUENTIALLY NUMBERED
        NUMBER            ----                                                                        PAGE LOCATION
        ------                                                                                        -------------
           4.1            CEYONIQ Aktiengesellschaft Employee Participation
                          Program 2001and English Translation thereof

           4.2 Articles of Association of the Registrant, as amended, and English language translation thereof

           4.3            Form of loan agreement evidencing a Convertible
                          Debenture and Conversion Exercise and English
                          Translation thereof

           5.1 Opinion of Registrant's Counsel, Babette Sievers, as to the legality of the securities being registered

          23.1            Consents of PWC Deutsche Revision

          23.2 Consent of Babette Sievers (included in Opinion filed as Exhibit 5.1)

          24.1 Power of Attorney is included on the signature page of the Registration Statement.